Exhibit A

To

Advisory and Service Contract

Between

Wasatch Funds Trust and

Wasatch Advisors, Inc.

Series	Effective Date	Annual Advisory Fee

Wasatch Small Cap Growth Fund	March 31, 2010	1.00%
Wasatch Core Growth Fund	March 31, 2010	1.00%
Wasatch Hoisington U.S. Treasury Fund	March 31, 2010	0.50%
Wasatch Ultra Growth Fund	January 31, 2011	1.00%
Wasatch Micro Cap Fund	March 31, 2010	1.95%
Wasatch Global Science & Technology Fund	March 31, 2010	1.50%
Wasatch Small Cap Value Fund	March 31, 2010	1.50%
Wasatch International Growth Fund	January 31, 2011	1.25%
Wasatch Micro Cap Value Fund	March 31, 2010	1.95%
Wasatch Heritage Growth Fund	March 31, 2010	0.70%
Wasatch International Opportunities Fund	March 31, 2010	1.95%
Wasatch Strategic Income Fund	March 31, 2010	0.70%
Wasatch Emerging Markets Small Cap Fund	March 31, 2010	1.75%
Wasatch Global Opportunities Fund	January 31, 2011	1.50%
Wasatch Large Cap Value Fund	March 31, 2010	0.90%
Wasatch Long/Short Fund	March 31, 2010	1.10%
Wasatch-1st Source Income Fund	March 31, 2010	0.55%
Wasatch Emerging India Fund	February 15, 2011	1.50%
Wasatch Frontier Emerging Small Countries Fund	November 9, 2011	1.75%
Wasatch Emerging Markets Select Fund	August 15, 2012	1.25%

Amended as of August 15, 2012.

Wasatch Funds Trust By: /s/ Samuel S. Stewart, Jr. Name: Samuel S. Stewart, Jr. Title: President	Wasatch Advisors, Inc. By: /s/ Jeff Cardon Name: Jeff Cardon Title: Chief Executive Officer